Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2017 RESULTS

AND DECLARES QUARTERLY CASH DIVIDEND

Second quarter comparable store sales increased 4.6%

SAVANNAH, GA (August 16, 2017) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter of fiscal 2017.

Financial Highlights — Second quarter ended July 29, 2017

Total sales in the second quarter ended July 29, 2017 increased 7.0% to $166.2 million compared with $155.3 million in the second quarter ended July 30, 2016.  Comparable store sales increased 4.6% in the quarter.

The Company had a net loss of $(0.2) million, or net income of $0.4 million when adjusted for proxy contest-related expenses*, in the second quarter of 2017, compared with a net loss of $(0.1) million in last year’s second quarter.  Loss per diluted share in this year’s second quarter was $(0.01), while earnings per diluted share were $0.03 when adjusted for proxy contest-related expenses*, compared with a loss per diluted share of $(0.01) in the second quarter of 2016.

During the second quarter, the Company opened seven new stores and relocated or expanded five other stores.

Financial Highlights — First half ended July 29, 2017

Total sales in the first half of fiscal 2017 increased 4.9% to $366.2 million compared with $348.9 million in the first half of fiscal 2016.  Comparable store sales increased 2.6% in the first half of this year.

The Company had net income of $8.7 million, or $10.4 million when adjusted for proxy contest-related expenses*, in the first half of 2017, compared with $8.6 million in last year’s first half.  Earnings per diluted share in the first half of 2017 were $0.59, or $0.71 when adjusted for proxy contest-related expenses*, compared with $0.59 in the first half of 2016.

Bruce Smith, Acting Chief Executive Officer, commented, “We were very pleased with the second quarter results, particularly the 4.6% increase in comparable store sales which was an acceleration from the first quarter and included positive contributions from all five of our major merchandise categories.  The 21% increase in adjusted net income* during the first half of 2017 reflects strong execution by the Citi Trends’ team and confirms that our strategic direction remains on track.”

Capital Return Program

In connection with an expanded capital return program announced in April 2017, nearly all of the $25 million of share repurchases authorized by the Company’s Board of Directors were completed during the second quarter of 2017.  In addition, the Company announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share, payable on September 12, 2017, to shareholders of record as of the close of business on August 29, 2017.  The $0.08 quarterly dividend represents a 33.3% increase from the dividend rate paid in 2016, as prescribed by the expanded capital return program.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2928.  A replay of the conference call will be available until August 23, 2017, by dialing (402) 977-9140 and entering the passcode, 21856513.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at  9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 545 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements, although not all forward-looking statements

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contain such language.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith
Acting Chief Executive Officer,
Chief Operating Officer and
Chief Financial Officer
(912) 443-2075

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	July 29, 2017	July 30, 2016
	(unaudited)	(unaudited)
Net sales	$166,200	$155,276

Cost of sales (exclusive of depreciation shown separately below)	(102,175)	(95,150)
Selling, general and administrative expenses	(59,834)	(56,105)
Depreciation	(4,589)	(4,294)
Asset impairment	(77)	—
Loss from operations	(475)	(273)
Interest income	215	135
Interest expense	(37)	(41)
Loss before income taxes	(297)	(179)
Income tax benefit	87	59
Net loss	$(210)	$(120)

Basic net loss per common share	$(0.01)	$(0.01)
Diluted net loss per common share	$(0.01)	$(0.01)

Weighted average number of shares outstanding
Basic	14,382	14,676
Diluted	14,382	14,676

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 29, 2017	July 30, 2016
	(unaudited)	(unaudited)
Net sales	$366,155	$348,948

Cost of sales (exclusive of depreciation shown separately below)	(224,565)	(212,959)
Selling, general and administrative expenses	(120,321)	(114,436)
Depreciation	(8,887)	(8,738)
Asset impairment	(77)	(221)
Income from operations	12,305	12,594
Interest income	401	262
Interest expense	(74)	(81)
Income before income taxes	12,632	12,775
Income tax expense	(3,952)	(4,158)
Net income	$8,680	$8,617

Basic net income per common share	$0.60	$0.59
Diluted net income per common share	$0.59	$0.59

Weighted average number of shares outstanding
Basic	14,550	14,635
Diluted	14,598	14,640

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	July 29, 2017	July 30, 2016
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$30,195	$39,606
Short-term investment securities	32,669	37,345
Inventory	131,989	132,093
Prepaid and other current assets	16,783	17,034
Property and equipment, net	63,795	52,935
Long-term investment securities	26,748	24,616
Other noncurrent assets	7,485	9,810
Total assets	$309,664	$313,439

Liabilities and Stockholders’ Equity:
Accounts payable	$67,256	$61,982
Accrued liabilities	26,788	22,826
Other current liabilities	1,803	1,742
Noncurrent liabilities	8,705	7,413
Total liabilities	104,552	93,963

Total stockholders’ equity	205,112	219,476
Total liabilities and stockholders’ equity	$309,664	$313,439

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest expenses and earnings per diluted share adjusted for proxy contest expenses.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income, earnings per common share, or expense information prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended July 29, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$166,200	$—	$166,200

Cost of sales (exclusive of depreciation shown separately below)	(102,175)	—	(102,175)
Selling, general and administrative expenses	(59,834)	926	(58,908)
Depreciation	(4,589)	—	(4,589)
Asset impairment	(77)	—	(77)
(Loss) income from operations	(475)	926	451
Interest income	215	—	215
Interest expense	(37)	—	(37)
(Loss) income before income taxes	(297)	926	629
Income tax benefit (expense)	87	(271)	(184)
Net (loss) income	$(210)	$655	$445

Basic net (loss) income per common share	$(0.01)		$0.03
Diluted net (loss) income per common share	$(0.01)		$0.03

Weighted average number of shares outstanding
Basic	14,382		14,382
Diluted	14,382		14,417

	Twenty-Six Weeks Ended July 29, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$366,155	$—	$366,155

Cost of sales (exclusive of depreciation shown separately below)	(224,565)	—	(224,565)
Selling, general and administrative expenses	(120,321)	2,516	(117,805)
Depreciation	(8,887)	—	(8,887)
Asset impairment	(77)	—	(77)
Income from operations	12,305	2,516	14,821
Interest income	401	—	401
Interest expense	(74)	—	(74)
Income before income taxes	12,632	2,516	15,148
Income tax expense	(3,952)	(787)	(4,739)
Net income	$8,680	$1,729	$10,409

Basic net income per common share	$0.60		$0.72
Diluted net income per common share	$0.59		$0.71

Weighted average number of shares outstanding
Basic	14,550		14,550
Diluted	14,598		14,598

 (1)  Proxy contest expenses and related tax effects